UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2010

REAL ESTATE ASSOCIATES LIMITED VII

(Exact name of registrant as specified in its charter)

California	0-13810	95-3290316
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited VII, a California limited partnership (the “Registrant”), holds a 99.9% general partner interest in Real Estate Associates IV, which, in turn, holds a 98.99% limited partnership interest in Hampshire House Apartments Ltd., an Ohio limited partnership (“Hampshire House”). On April 20, 2010, Hampshire House sold its investment property, Hampshire House Apartments (the “Property”), to a third party, New Hampshire House Associates, LLC an Ohio limited liability company (the “Purchaser”),  for a gross sales price of $4,600,000.  After payment of closing costs and non-recourse notes payable due to an affiliate of the Purchaser, the Registrant expects to receive a distribution of approximately $217,000 from the sale of the Property. The Registrant’s receipt of the distribution is contingent upon the Purchaser closing its financing of the Property, which is expected to occur on April 28, 2010. The Registrant had no investment balance in Hampshire House at December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VII

By:  National Partnership Investments Corp.

Corporate General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: April 26, 2010